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                                                                Exhibit 3.ii.(1)

                                    BY-LAWS

                                       OF

                       AGRICULTURAL MINERALS CORPORATION

                              _____________________

                                   ARTICLE I

                                    OFFICES

                SECTION 1. Registered Office. The address of the registered
                           -----------------
office of Agricultural Minerals Corporation (the "Corporation") in the State of
                                                  -----------
Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                SECTION 2. Other Offices. The Corporation may also have an
                           -------------
office or offices at any other place or places within or without the State of Delaware.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                SECTION 1. Annual Meetings. The annual meeting of the
                           ---------------
stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, either within or without the State of Delaware, on such date and at such hour as shall be fixed by resolution of the Board of Directors of the Corporation (the "Board") and designated in the notice or waiver of notice
                  -----
thereof; provided, however, that no annual meeting of stockholders need be held
         --------  -------
if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the "General Corporation Law") to be
                                               -----------------------
taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 9 hereof.

                SECTION 2. Special Meetings. A special meeting of the
                           ----------------
stockholders for any purpose or purposes may be called by the Board, the Chairman of the Board, the President or the Secretary of the Corporation or by the recordholders of at

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least a majority of the shares of common stock of the Corporation issued and outstanding ("Shares") and entitled to vote thereat, to be held at such place,
              ------
within or without the State of Delaware, on such date and at such hour as shall be designated in the notice or waiver or notice thereof.

                SECTION 3. Notice of Meetings. Except as otherwise provided by
                           ------------------
law, written notice of each annual or special meeting of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is held, shall be given personally or by first class mail to each stockholder entitled to vote at such meeting, not less then 10 nor more than 60 calendar days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary shall have received from any stockholder entitled to vote a written request that notices intended for such stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request.

                Notice of a special meeting may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary of the Corporation on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall forward a copy thereof to the Secretary. Every request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

                SECTION 4. Waiver of Notice. Notice of any annual or special
                           ----------------
meeting of stockholders need not be given to any stockholder entitled to vote at such meeting who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except as provided by law.

                SECTION 5. Adjournments. When a meeting is adjourned to another
                           ------------
date, hour or place, notice need not be given of the adjourned meeting if the date, hour and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more then 30 calendar

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days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting.

                SECTION 6. Quorum. Except as otherwise provided by law or the
                           ------
Certificate of Incorporation, whenever a class of stock of the Corporation is entitled to vote as a separate class, or whenever classes of stock of the Corporation are entitled to vote together as a single class, on any matter brought before any meeting of the stockholders, whether annual or special, holders of shares entitled to cast a majority of the votes entitled to be cast by all the holders of the shares of stock of such class voting as a separate class, or classes voting together as a single class, as the case may be, outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum at any such meeting of the stockholders. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 5 of this Article II until a quorum shall be present or represented.

                SECTION 7. Voting. Except as otherwise provided by law or the
                           ------
Certificate of Incorporation, when a quorum is present with respect to any matter brought before any meeting of the stockholders, the vote of the holders of shares entitled to cast a majority of the votes entitled to be cast by all the holders of the shares constituting such quorum shall decide any such matter.

                SECTION 8. Proxies. Each stockholder entitled to vote at a
                           -------
meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders or such corporate action without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                SECTION 9. Stockholders' Consent in Lieu of Meeting. Any action
                           ----------------------------------------
required by the General Corporation Law to be taken at any annual or special meeting of stockholders, and any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of Shares having not less than the

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minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all Shares entitled to vote thereon were present and voted.


                                  ARTICLE III

                               BOARD OF DIRECTORS

        SECTION 1. General Powers. The business and affairs of the Corporation
                   --------------
shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

        SECTION 2. Number and Term of Office. The number of directors shall be
                   -------------------------
four, or such other number as shall be fixed from time to time by the Board. None of the directors need be stockholders of the Corporation. Directors shall be elected at the annual meeting of the stockholders by the holders of the outstanding shares of Common Stock of the Corporation entitled to vote thereat, and each Director shall hold office until his successor is elected by the holders of the outstanding shares of Common Stock, or until his earlier death or resignation or removal in the manner hereinafter provided.

        SECTION 3. Resignation, Removal and Vacancies. Any director may resign
                   ----------------------------------
at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt by the Corporation thereof; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

        Any Director may be removed, with or without cause, at any time by vote of the holders of shares entitled to cast a majority of the votes entitled to be cast by all the holders of the outstanding shares of Common Stock, voting together as a single class, entitled to vote at an election of Directors.

        Vacancies occurring in the Board and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders in the manner set forth in Article II, and each director so chosen shall hold office until the next annual election and until his successor shall be elected and qualified.

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        SECTION 4. Meetings. (a) Annual Meetings. As soon as practicable after
                   --------      ---------------
each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 5 of this
Article III.

        (b)   Other Meetings. Other meetings of the Board shall be held at such
              --------------
times as the Board or the Chairman of the Board shall from time to time determine.

        (c)   Notice of Meetings. The Secretary shall give notice to each
              ------------------
director of each special meeting, which notice shall state the time, place and purpose of such meeting. Notice of each such meeting shall be given to each director prior to such meeting. A waiver of notice by the person entitled thereto, whether before or after the time of any such meeting, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting.

        (d)   Place of Meetings. The Board may hold its meetings at such place
              -----------------
or places, within or without the State of Delaware, as the Board or the Chairman of the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

        (e)   Quorum and Manner of Acting. One third of the total number of
              ---------------------------
directors (but not less than one) shall constitute a quorum for the transaction of business at any meeting of the Board, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

        (f)   Organization. At each meeting of the Board, one of the following
              ------------
shall act as chairman of the meeting and preside, in the following order of precedence:

        (i)   the Chairman of the Board;
        (ii)  the President; or
        (iii) any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman shall appoint shall act as secretary of such meeting and keep the minutes thereof.

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        SECTION 5. Directors' Consent in Lieu of Meeting. Any action required or
                   -------------------------------------
permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if any members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

        SECTION 6. Action by Means of Telephone or Similar Communications
                   ------------------------------------------------------
Equipment. Any one or more members of the Board, or of any committee designated
---------
by the Board, may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.


                                   ARTICLE IV

                                    OFFICERS

        SECTION 1. Executive Officers. The executive officers of the Corporation
                   ------------------
shall be a Chairman of the Board, a President, a Secretary and a Treasurer and may include one or more Vice Presidents one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

        SECTION 2. Authority and Duties. All officers, as between themselves and
                   --------------------
the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board.

        SECTION 3. Term of Office, Resignation and Removal. All officers shall
                   ---------------------------------------
be elected or appointed by, or in such manner as shall be determined by, the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been elected or appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

        Any officer may resign at any time by given written notice to the Board or to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board. Except as aforesaid,

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acceptance of such resignation shall not be necessary to make it effective.

        All officers and agents elected or appointed by the Board shall be subject to removal at any time, with or without cause, by the Board or by the stockholders of the Corporation entitled to vote.

        SECTION 4. Vacancies. Any vacancy occurring in any office of the
                   ---------
Corporation, for any reason, shall be filled by action of the Board. Any officer appointed or elected by the Board to fill any vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reelected or reappointed by the Board.

        SECTION 5. Chairman of the Board. The Chairman of the Board shall have
                   ---------------------
the power to call special meetings of the stockholders, to call special meetings of the Board and to preside at all meetings of the stockholders and all meetings of the Board.

        SECTION 6. President. The President shall be the chief executive officer
                   ---------
of the Corporation and shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect.

        SECTION 7. Vice President. Vice Presidents, if any, in order of their
                   --------------
seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, perform the duties and exercise the powers of the President.

        SECTION 8. Treasurer. The Treasurer, if any, shall have the care and
                   ---------
custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board, the Chairman of the Board or the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation.

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        SECTION 9. Assistant Treasurers. Assistant Treasurers, if any, in order
                   --------------------
of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

        SECTION 10. Secretary. The Secretary shall, to the extent practicable,
                    ---------
attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or an Assistant Treasurer. He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board.

        SECTION 11. Assistant Secretaries. Assistant Secretaries, if any, in
                    ---------------------
order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

        SECTION 12. Compensation. The Board shall have the power to fix the
                    ------------
compensation of all officers of the Corporation.

                                    ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

        SECTION 1. Execution of Documents. The Board shall designate the
                   ----------------------
officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts, and other orders for the payment of money and other documents for and in the name of the Corporation, and each such officer, employee and agent, without further action by

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the Board, may delegate such power (including authority to redelegate) by any means, written on oral, to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these By-laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purposes or to any amount.

        SECTION 2. Deposits. All funds of the Corporation not otherwise employed
                   --------
shall be deposited from time to time to the credit of the Corporation or otherwise as the Board, or any officer of the Corporation to whom power in this respect shall have been give by the Board, shall direct.

        SECTION 3. Proxies in Respect of Stock or Other Securities of Other
                   --------------------------------------------------------
Corporation. The Board shall designate the officers of the Corporation who shall
-----------
have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise such powers and rights.


                                   ARTICLE VI

                         SHARES AND TRANSFER OF SHARES

        SECTION 1. Certificates for Shares. Every owner of shares of stock of
                   -----------------------
the Corporation shall be entitled to have a certificate certifying the number and class of shares of stock of the Corporation owned by him, which certificate shall be in such form as may be prescribed by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by or in the name of, the Corporation by the President or a Vice President and by the Secretary, Treasurer or an Assistant Secretary.

        SECTION 2. Stock Ledger. A stock ledger in one or more counterparts
                   ------------
shall be kept, in which shall be recorded the name of each person, firm or corporation owning the shares evidence by each certificate for stock of the Corporation issued, the number of shares of stock evidenced

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     by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock ledger of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

        SECTION 3. Transfer of Stock. (a) The transfer of shares of stock and
                   -----------------
the certificates evidencing such shares of stock of the Corporation shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

        (b) Registration of transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares of stock properly endorsed or accompanied by a stock power duly executed.

     SECTION 4. Addresses of Stockholders. Each stockholder shall designate to
                -------------------------
the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Corporation or at his last known post office address.

        SECTION 5. Lost, Destroyed and Mutilated Certificates. A holder of any
                   -------------------------------------------
shares of stock of the Corporation shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing all or any such shares of stock. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        SECTION 6. Regulations. The Board may make such rules and regulations as
                   -----------
it may deem expedient, not inconsistent with these By-laws, concerning the issue,

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                                       11

transfer and registration of certificates for stock of the Corporation.


                                   ARTICLE VII

                                      SEAL

          The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "CORPORATE SEAL 1990 DELAWARE".



                                  ARTICLE VIII

                                  FISCAL YEAR

          The fiscal year of the Corporation shall end on June 30 of each year, unless changed by resolution of the Board.